Brown Trout Management, LLC

Brown Trout Management, LLC

Code of Ethics

ADOPTED: April 15, 2015

Brown Trout Management, LLC

Table of Contents

Statement of General Policy	3
Definitions	4
Standards of Business Conduct	4
Prohibition against Insider Trading	5
Personal Securities Transactions	7
Personal Securities Compliance Procedures	8
Gifts, Entertainment and Meals	9
Protecting the Confidentiality of Client Information	10
Outside Business Activities	12
Social Media	12
Temporary Access Persons	13
Certification	13
Records	13
Reporting Violations and Sanctions	14
Exhibits	15-26

Brown Trout Management, LLC

Statement of General Policy

This Code of Ethics (“Code”) has been adopted by Brown Trout Management, LLC (“Brown Trout” or “Firm”) and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”). This Code establishes rules of conduct for all employees of Brown Trout and is designed to, among other things, govern personal securities trading activities in the Accounts of employees, their immediate families/households, and in which they have a beneficial interest. The Code is based upon the principle that Brown Trout and its employees owe a fiduciary duty to Brown Trout’s clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid:

1)	serving their own personal interests ahead of clients
2)	any actual or potential conflicts of interest or any abuse of their position of trust and responsibility
3)	taking inappropriate advantage of their position with the Firm.

The Code is designed to ensure the high ethical standards long maintained by Brown Trout continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading, and other forms of prohibited or unethical business conduct. The excellent name and reputation of the firm continues to be a direct reflection of the conduct of each employee.

Pursuant to Section 206 of the Advisers Act, both Brown Trout and its employees are prohibited from engaging in fraudulent, deceptive, or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. Brown Trout has an affirmative duty of utmost good faith to act solely in the best interest of its clients. Brown Trout and its employees are subject to the following fiduciary obligations when dealing with clients:

1)	The duty to have a reasonable, independent basis for the investment advice provided;
2)	The duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;
3)	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs, and circumstances; and
4)	A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, Brown Trout expects every employee to demonstrate the highest standards of ethical conduct for continued employment. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with Brown Trout. Brown Trout’s reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to its clients. Employees are urged to seek the advice of the Chief Compliance Officer (“CCO”) for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of Brown Trout in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO. The CCO may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of the Firm’s clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

Brown Trout Management, LLC

Definitions

For the purposes of this Code, the following definitions shall apply:

“Account” means Accounts of any employee and includes Accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household) and any Account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial Accounts or other Accounts in which the employee has a beneficial interest, controls, or exercises investment discretion.

“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

“Fund” means an investment company registered under the Investment Company Act of 1940 (“Company Act”).

“Reportable Fund” means any registered investment company (i.e. mutual fund) for which the Firm or a control affiliate acts as investment adviser, as defined in section 2(a)(20) of the Company Act, or principal underwriter.

“Reportable Security” means any security as defined in Section 202(a)(18) of the Advisers Act, except it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper, and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless Brown Trout or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless Brown Trout acts as the investment adviser or principal underwriter for the fund.

“Supervised Person” means directors, officers, and members of Brown Trout (or other persons occupying a similar status or performing similar functions); employees of Brown Trout; and any other person who provides advice on behalf of Brown Trout and is subject to Brown Trout’s supervision and control. For purposes of this Code, all Supervised Persons are deemed to be “Access Persons” who have access to nonpublic information regarding any client’s purchase or sale of securities, the portfolio holdings of any Reportable Fund the Firm or its control affiliates manage, or has access to such recommendations or is involved in making securities recommendations to clients that are nonpublic.

Standards of Business Conduct

Brown Trout places the highest priority on maintaining its reputation for integrity and professionalism. The confidence and trust placed in the Firm and its employees by its clients is something Brown Trout values and endeavors to protect. The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and requires all Supervised Persons to comply with the various applicable provisions of the Company Act, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Brown Trout Management, LLC

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code contains policies and procedures with respect to personal securities transactions of all Brown Trout’s Supervised Persons as defined herein. These procedures cover transactions in a Reportable Security in which a Supervised Person has a beneficial interest in or Accounts over which the Supervised Person exercises control as well as transactions by members of the Supervised Person’s immediate family.

Section 206 of the Advisers Act makes it unlawful for Brown Trout or its agents or employees to employ any device, scheme, or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive, or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities that are reasonably designed to detect and prevent violations of the Code, the Advisers Act, and rules thereunder.

Prohibition against Insider Trading

Introduction
Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose Supervised Persons and Brown Trout to stringent penalties. Criminal sanctions may include a fine or imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, Supervised Persons and Brown Trout may be sued by clients seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by Supervised Persons of Brown Trout and their immediate family members. The law of insider trading is continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the CCO immediately if you have any reason to believe a violation of this Code has or is about to occur.

General Policy
No Supervised Person may trade, personally or on behalf of others, while in the possession of material, nonpublic information, nor may any personnel of Brown Trout communicate material, nonpublic information to others in violation of the law.

1.	What is Material Information?

Information is material when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. The SEC’s position is that the term ‘material nonpublic information’ relates not only to issuers but also to Brown Trout’s securities recommendations and client securities holdings and transactions.

Brown Trout Management, LLC

2.	What is Nonpublic Information?

Information is ‘public’ when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, The Wall Street Journal, or some other publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

3.	Identifying Inside Information

Before executing any trade for yourself or others, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

1)	Report the information and proposed trade immediately to the CCO.
2)	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private Accounts managed by the Firm.
3)	Do not communicate the information inside or outside the Firm, other than to the CCO.
4)	After the CCO has reviewed the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm will take.

You should consult with the CCO before taking any action. This high degree of caution will protect you, clients, and the Firm.

4.	Contacts with Public Companies

Contacts with public companies may represent an important part of research efforts. The Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise when, in the course of these contacts, a Supervised Person of Brown Trout or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s chief financial officer prematurely discloses quarterly results to an analyst or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, Brown Trout must make a judgment as to its further conduct. To protect yourself, your clients and the Firm, you should contact the CCO immediately if you believe you may have received material, nonpublic information.

5.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and ‘tipping’ while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company, or anyone acting on behalf of either.

Brown Trout Management, LLC

Supervised Persons of Brown Trout and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.
Personal Securities Transactions

General Policy
Brown Trout has adopted the following principles governing personal investment activities by Brown Trout’s Supervised Persons:

1)	The interests of client Accounts will at all times be placed first;
2)	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and
3)	Supervised Persons must not take inappropriate advantage of their positions.

Pre-Clearance Required for Initial Public Offerings
As a matter of policy, no Supervised Person shall acquire any Beneficial Ownership in any securities in an initial public offering for his/her Account without pre-clearance from the CCO.

Pre-Clearance Required for Private or Limited Offerings
No Supervised Person shall acquire Beneficial Ownership of any securities in a limited offering or private placement without prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification the investment opportunity did not arise by virtue of the Supervised Person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Transaction Reporting Requirements. It is the policy of the Firm that all employees must file initial and annual holdings reports and quarterly transaction reports with respect to all Reportable Securities to which they have or acquire any Beneficial Ownership. Beneficial Ownership includes direct or indirect control or power to make investment decisions and is presumed to cover Accounts of immediate family members who share your household. Beneficial Ownership may also include Accounts of others who share the same household as you, anyone to whose support you materially contribute to, and other Accounts over which you exercise a controlling influence.

Brown Trout’s transaction reporting requirements do not apply if the employee Account is a blind trust or discretionary Account, in which a third-party investment advisor:

1)	makes all of the investment decisions for the trust or Account;
2)	receives no input from the employee concerning such decisions;
3)	does not discuss with the employee any prospective investments; or
4)	does not receive information from the employee about prospective client investments.

The employee must provide the CCO with written documentation showing:

1)	the title of the Account;
2)	the place of custody; and
3)	the name and affiliation of the third-party investment advisor that has been granted investment discretion over the Account.

The employee must also provide written documentation certifying that information regarding Brown Trout’s client investments will not be shared with the third-party investment advisor. The employee must agree to immediately notify the CCO of any changes.

Brown Trout Management, LLC

Short-Term Trading. Short-term trading in securities of issuers in which an employee is an officer, director, or the owner of 10% or more of a class of equity securities is prohibited by law. Although other short-term trading activity is not strictly prohibited, as a matter of policy, the Firm strongly discourages short-term trading by employees.

Personal Securities Compliance Procedures

Pre-clearance
Employees may have beneficial ownership of a personal trading Account. The following procedures are required. A Supervised Person may, directly or indirectly, acquire or dispose of Beneficial Ownership of a Reportable Security that is not currently held or under consideration to be transacted in client portfolios.

If a Supervised Person wishes to transact in a security currently held or under consideration for client portfolios, the Supervised Person must first obtain written approval for the transaction from the CCO or designee prior to making the transaction. Written approval may be granted via email.

The CCO monitors all transactions by all Supervised Persons to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of front-running. Advance trade clearance in no way waives or absolves any Supervised Person of the obligation to abide by the provisions, principles, and objectives of this Code.

Reporting Requirements
Every Supervised Person shall provide initial and annual holdings reports and quarterly transaction reports to the CCO which must contain the information described below:

1.	Initial Holdings Report

Every Supervised Person shall, no later than ten (10) days after the person becomes a Supervised Person, file an initial holdings report containing the following information:

(i)
The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Supervised Person had any direct or indirect beneficial interest ownership when the person became a Supervised Person;

(ii)
The name of any broker, dealer, or bank through whom the transaction was effected and Account name, number, and location with whom the Supervised Person maintained an Account in which any securities were held for the direct or indirect benefit of the Supervised Person; and

(iii)	The date that the report is submitted by the Supervised Person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became a Supervised Person.

2.	Annual Holdings Report

Every Supervised Person shall, no later than January 31 each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

Brown Trout Management, LLC

3.	Quarterly Transaction Reports

Every Supervised Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information. With respect to any transaction during the quarter in a Reportable Security in which the Supervised Persons had any direct or indirect Beneficial Ownership:

(i)
The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares, and the principal amount (if applicable) of each covered security;

(ii)	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
(iii)	The price of the Reportable Security at which the transaction was effected;
(iv)	The name of the broker, dealer, or bank with or through whom the transaction was effected; and
(v)	The date the report is submitted by the Supervised Person.

4.	Exempt Transactions

A Supervised Person need not submit a report with respect to:

(i)	Transactions effected for, securities held in, any Account over which the person has no direct or indirect influence or control;
(ii)	Transactions effected pursuant to an automatic investment plan(i.e. a dividend retirement plan);
(iii)
A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage Account statements that Brown Trout holds in its records so long as the Firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

(iv)	Any transaction or holding report if Brown Trout has one Supervised Person, so long as the Firm maintains records of the information otherwise required to be reported.

5.	Monitoring and Review of Personal Securities Transactions

The CCO will monitor and review all reports required under the Code for compliance with Brown Trout’s policies regarding personal securities transactions and applicable SEC rules and regulations. The CCO may also initiate inquiries of Supervised Persons regarding personal securities trading. Supervised Persons are required to cooperate with such inquiries and any monitoring or review procedures employed by Brown Trout. Any transactions for any Accounts of the CCO will be reviewed and approved by a designated supervisory person. The CCO shall at least annually identify all Supervised Persons who are required to file reports pursuant to the Code and will inform such Supervised Persons of their reporting obligations.

Gifts, Entertainment, and Meals

Giving, receiving, or soliciting gifts, entertainment, meals, or favors in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. Brown Trout’s policy with respect to such benefits is as follows:

1)	Giving, receiving, or soliciting gifts, entertainment, meals, or favors in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;
2)
Supervised Persons should not accept or provide any gifts, entertainment, meals, or favors that might influence the decisions they or the recipient must make in business transactions involving Brown Trout, or that others might reasonably believe would influence those decisions;

3)
Modest benefits, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

4)	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of benefits of even nominal value, the law or rule must be followed.

Brown Trout Management, LLC

Pay to Play Political Contributions. The SEC has stated investment advisers who seek to influence the award by public entities of advisory contracts by making political contributions to public officials have compromised their fiduciary duty to such entities. The Firm will not make any political contributions regardless if the official is a U.S. person or if the person is in the U.S. Any Supervised Person who wishes to make a political contribution must obtain consent from the CCO prior to making such a contribution. In addition, all new Supervised Persons must acknowledge any political contributions made in the preceding two years of hire.

Client Complaints. Employees may not make any payments or other Account adjustments to clients in order to resolve any type of complaint. All matters must be handled by the CCO.

ERISA Considerations. ERISA prohibits the acceptance of fees, kickbacks, gifts, loans, money, and anything of value given with the intent of influencing decision-making with respect to any employee benefit plan. The acceptance or offering of gifts, entertainment, or other items may be viewed as influencing decision-making and therefore unlawful under ERISA. Many public employee benefit plans are subject to similar restrictions. Employees should never offer gifts, entertainment, or other favors for the purpose of influencing an ERISA client or prospective client during any decision-making process. Employees should not accept gifts, entertainment, or other favors offered by others who wish to do business with the Firm or its clients.

Reporting Requirements:

1)
Any Supervised Person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of Brown Trout, including gifts, entertainment, meals, or favors with value in excess of $300 per year, must obtain consent from the CCO before accepting such benefits.

2)
Any Supervised Person who provides, directly or indirectly, anything of value to any person or entity that does business with or on behalf of Brown Trout, including gifts, entertainment, meals, or favors with value in excess of $300 per year, must obtain consent from the CCO before providing such benefits.

3)
This reporting requirement does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with Brown Trout.

4)
This benefit reporting requirement is for the purpose of helping Brown Trout monitor the activities of its employees. The reporting of a benefit does not relieve any Supervised Person from the obligations and policies set forth in this section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any benefit, please consult the CCO.

Protecting the Confidentiality of Client Information

Confidential Client Information
In the course of investment advisory activities of Brown Trout, the Firm gains access to nonpublic information about its clients. Such information may include a person’s status as a client, personal financial and Account information, the allocation of assets in a client portfolio, the composition of investments in a client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Brown Trout to clients, and data or analyses derived from such nonpublic personal information (collectively referred to as “Confidential Client Information”). All Confidential Client Information, whether relating to Brown Trout’s current or former clients, is subject to the Code’s policies and procedures. Any doubts about confidentiality of information must be resolved in favor of confidentiality.

Brown Trout Management, LLC

Non-Disclosure of Confidential Client Information
All information regarding Brown Trout’s clients is confidential. Information may only be disclosed when the disclosure is consistent with the Firm’s policy and the client’s direction. Brown Trout does not share Confidential Client Information with third parties, except in the following circumstances:

1)
As necessary to provide service that the client requested or authorized, or to maintain and service the client’s Account. Brown Trout will require any financial intermediary, agent, or other service provider utilized by Brown Trout (such as broker-dealers) to comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by Brown Trout only for the performance of the specific service requested by Brown Trout;

2)
As required by regulatory authorities or law enforcement officials with jurisdiction over Brown Trout or as required by any applicable law. In the event Brown Trout is compelled to disclose Confidential Client Information, the Firm shall provide prompt notice to the clients affected, so the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, Brown Trout shall disclose only such information, and only in such detail, as is legally required;

3)	To the extent reasonably necessary to prevent fraud, unauthorized transactions, or liability.

Employee Responsibilities
All Supervised Persons are prohibited, either during or after the termination of their employment with Brown Trout, from disclosing Confidential Client Information to any person or entity outside the Firm, including family members, except under the circumstances described above. A Supervised Person is permitted to disclose Confidential Client Information only to such other Supervised Persons who need to have access to such information to deliver the services to the client. Supervised Persons are prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with Brown Trout, must return all such documents to Brown Trout.

Any Supervised Person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security of Confidential Personal Information
Brown Trout enforces the following policies and procedures to protect the security of Confidential Client Information:

1)	The Firm restricts access to Confidential Client Information to those Supervised Persons who need to know such information to provide Brown Trout’s services to clients;
2)
Any Supervised Person authorized to have access to Confidential Client Information in connection with the performance of such person’s duties and responsibilities is required to keep such information in a secure compartment, file, or receptacle on a daily basis as of the close of each business day;

3)	All electronic or computer files containing any Confidential Client Information shall be secured and firewall protected from access by unauthorized persons;
4)
Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Supervised Persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Brown Trout Management, LLC

Privacy Policy
As a registered investment adviser, Brown Trout and all Supervised Persons must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the ’nonpublic personal information’ of natural person clients. 'Nonpublic information,' under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, and information obtained in providing products or services. Pursuant to Regulation S-P, Brown Trout has adopted policies and procedures to safeguard information of natural person clients.

Enforcement and Review of Confidentiality and Privacy Policies
The CCO is responsible for reviewing, maintaining, and enforcing Brown Trout’s confidentiality and privacy policies and is responsible for conducting appropriate employee training to ensure adherence to these policies. Exceptions to this policy require the written approval of the CCO.

Outside Business Activities

General Policy
Brown Trout’s fiduciary duties to clients require the Firm and its employees devote their professional attention to client interests above their own and those of other organizations. Employees may not engage in the following business activities without the prior written consent of the CCO:

1)	Be engaged in any other business;
2)	Be employed or compensated by any other person for business-related activities;
3)	Serve as an employee of another organization;
4)	Serve as general partner, managing member or in similar capacity with limited or general partnerships, limited liability companies, or private funds;
5)
Engage in personal investment transactions to an extent that it diverts an employee’s attention from or impairs the performance of his or her duties in relation to the business of the Firm and its clients;

6)
Have any direct or indirect financial interest or investment in any dealer, broker, or other current or prospective supplier of goods or services to the firm from which the employee might benefit or appear to benefit materially; or

7)	Serve on the board of directors (or in any similar capacity) of another company.

Authorization for board service will normally require that the Firm not hold or purchase any securities of the company on whose board the employee/director sits. Before undertaking any of the activities listed above, the employee must obtain written approval from the CCO. This written approval will remain on file for the duration of Brown Trout’s existence.

Social Media

General Policy
It is company policy that no social media avenues be utilized in the name of Brown Trout at any time, with the exception of the firm’s website, which is restricted to current clients and pre-approved prospects. Social media services include but are not limited to Twitter, Facebook, Foursquare, Linkedin, etc. The firm, however, does not prohibit Supervised Persons from utilizing social media services for personal reasons so far as they are not used for any purpose related to the firm’s business and are used in a manner that is compliant with applicable securities laws. This includes but is not limited to soliciting clients, entering into transactions, disclosing clients, discussing regulatory correspondence, etc.

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Temporary Access Persons

A Temporary Access Person, such as an intern or consultant, may be granted access to confidential and/or sensitive information by Brown Trout. As such, each Temporary Access Person shall certify in writing on the form attached as Exhibit K that he or she has received and reviewed Brown Trout’s Code of Ethics, Compliance Manual, and Trading Manual and that he or she agrees to comply with their spirit. Specifically, Temporary Access Persons must agree to refrain from using any information obtained while providing services to Brown Trout for Personal gain.

Certification

Initial Certification
All Supervised Persons will be provided a copy of the Code and must certify in writing to the CCO they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported Account holdings required by the Code.

Acknowledgement of Amendments
All Supervised Persons shall receive any amendments to the Code and must certify to the CCO in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Certification
All Supervised Persons must annually certify in writing to the CCO that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code.

Further Information
Supervised Persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

Records

The CCO shall maintain and cause to be maintained in a readily accessible place the following:

1)	A copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past 5 years;
2)	A record of any violation of the Code and any action taken as a result of such violation for a period of 5 years from the end of the fiscal year when the violation occurred;
3)
A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past 5 years was, a Supervised Person which shall be retained for 5 years after the individual ceases to be a Supervised Person of Brown Trout;

4)	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and Account statements made in lieu of these reports;
5)	A list of all persons who are, or within the preceding 5 years have been, Supervised Persons;
6)
A record of any decision and reasons supporting such decision to approve a Supervised Persons’ acquisition of securities in IPOs and limited offerings within the past 5 years after the end of the fiscal year in which such approval is granted.

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Reporting Violations and Sanctions

All Supervised Persons shall promptly report to the CCO all apparent violations of the Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code. When the CCO finds the violation would not reasonably be found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he may, in his discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose. If a violation of the Code occurs, possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the Firm.

Brown Trout Management, LLC

Exhibit A

ACKNOWLEDGEMENT OF RECEIPT AND CERTIFICATION

Circle one:          Initial Acknowledgement           Amendment Acknowledgement           Annual Acknowledgement

I,                                        , acknowledge that I have received and read the Code of Ethics of Brown Trout Management, LLC.

Signature	Date

Brown Trout Management, LLC

Exhibit B

INITIAL HOLDINGS REPORT

NOTE: All Supervised Persons must complete, sign, and return this form within 10 days of their employment and the information contained in this report must be as of a date not more than 45 days prior to the date it is submitted to the Chief Compliance Officer. You must complete and file this report even if you have NO reportable holdings.

Employee:

Title of Investment (include Ticker Symbol or CUSIP)	Number of Shares or Par Value	Approximate Unit/Share Price	Beneficial Ownership (Direct/Indirect)	Brokerage or Other Account Where Held

NOTE: It is acceptable to simply attach brokerage statements containing the relevant information.

I certify that I have listed above or attached brokerage statements listing all Beneficial Ownership in any Reportable Security (whether direct or indirect) as of a date not more than 45 days prior to the date indicated below.

Signature	Date

Brown Trout Management, LLC

Exhibit C
ANNUAL HOLDINGS REPORT

NOTE: All Supervised Persons must complete, sign, and return this form by February 14 of each year, and the information contained in this report must be as of a date not more than 45 days prior to the date it is submitted to the Chief Compliance Officer. You must complete and file this report even if you have NO reportable holdings.

Employee:

Title of Investment (include Ticker Symbol or CUSIP)	Number of Shares or Par Value	Approximate Unit/Share Price	Beneficial Ownership (Direct/Indirect)	Brokerage or Other Account Where Held

NOTE: It is acceptable to simply attach brokerage statements containing the relevant information.

I certify that I have listed above or attached brokerage statements listing all Beneficial Ownership in any Reportable Security (whether direct or indirect) as of a date not more than 45 days prior to the date indicated below.

Signature	Date

Brown Trout Management, LLC

Exhibit D

PERSONAL INVESTMENT TRANSACTION REPORT 1ST 2ND 3RD 4TH QUARTER OF 20 ____

NOTE: All Supervised Persons must complete, sign, and return this form within 30 days of the end of each calendar quarter to the Chief Compliance Officer, even if you have NO reportable securities transactions

Employee:

Check here if you have had no reportable investment transactions this quarter:

DATE OF TRANSACTION	PURCHASE (P), SALE (S), OR OTHER (O) ACQUISITION OR DISPOSITION	AMOUNT OF SECURITY TRADED	TITLE OF INVESTMENT (INCLUDE TICKER SYMBOL/CUSIP)	UNIT PRICE/ SHARE	NAME OF BROKER, DEALER OR BANK	BENEFICIAL OWNERSHIP (DIRECT/ INDIRECT)

New Brokerage Account Established During this Quarter for Direct or Indirect Beneficial Ownership (if any):

Name of Broker:	Date Established:

NOTE: Employees may attach copies of brokerage statements for the relevant period. It is acceptable to refer to the attached brokerage statements in the table above (e.g. “See attached statements”)

I certify I have listed above all reportable transactions executed during the time frame referenced above and the attached brokerage statement(s) is/are true and correct copies of the original and represent all reportable investments owned directly or beneficially by me and my immediate family members living with me during the applicable reporting period.

Signature	Date

Brown Trout Management, LLC

Exhibit E

LETTER OF APPROVAL FOR ACCOUNTS OF AFFILIATED PERSONS

Account Holder Affiliation Notification
By my signature below, pursuant to NASD Conduct Rule 3050 and/or NYSE Rule 407, I acknowledge that I am an associated person of Brown Trout Management, LLC, which is a registered investment adviser with the U.S. Securities and Exchange Commission. I have notified Brown Trout Management, LLC of my intention to open a brokerage account with                                                                ____________.

Associated Person (Account Holder) Signature	Date

Printed Name	SS#

Please accept this as authorization to open a brokerage account for the individual listed above.

The aforementioned individual is an associated person of:

Brown Trout Management, LLC
311 South Wacker Drive, Suite 6025
Chicago, IL 60606
 312.374.9000

 Our firm requires the following to be sent to the above address:
1) Duplicate trade confirmations
2) Duplicate statements

Sincerely,

Chief Compliance Officer

Brown Trout Management, LLC

Exhibit F

INITIAL PUBLIC OFFERING AND LIMITED OFFERING PRE-CLEARANCE

Employee:

Date:

Proposed Date of Transaction:

Title of Investment and Ticker:

Number/Approximate Value of Shares Proposed to be Acquired:

Relationship (if any) to the Issuer:

I certify that I have no Material Nonpublic Information concerning this transaction and that, to the best of my knowledge, the purchase of this security is not under consideration for any Account managed by Brown Trout Management, LLC.

Signature	Date

Authorization of Compliance Officer	Date

Compliance Officer

Brown Trout Management, LLC

Exhibit F

INITIAL PUBLIC OFFERING AND LIMITED OFFERING PRE-CLEARANCE

Chief Compliance Officer:

Date:

Proposed Date of Transaction:

Title of Investment and Ticker:

Number/Approximate Value of Shares Proposed to be Acquired:

Relationship (if any) to the Issuer:

I certify that I have no Material Nonpublic Information concerning this transaction and that, to the best of my knowledge, the purchase of this security is not under consideration for any Account managed by Brown Trout Management, LLC.

Signature	Date

Authorization of Compliance Officer
Date

President

Brown Trout Management, LLC

Exhibit G

INITIAL PUBLIC OFFERING AND LIMITED OFFERING REPORT

If you have investments not held at a brokerage firm, i.e. participation in memberships, private placements, joint ventures, etc. or are an owner, director, officer, or partner of an organization unaffiliated with the Firm, please disclose this information in the space below (the value of your investment(s) need not be disclosed):

This information will be kept confidential and will only be reviewed by the Firm’s Chief Compliance Officer and upon request by a regulatory agency such as the Securities and Exchange Commission.

Signature	Date of Hire

Print Name	Date of Report

Brown Trout Management, LLC

Exhibit H

PRE-CLEARANCE FORM
 POLITICAL CONTRIBUTIONS

Name:

Person making contribution (if other than you):

Proposed contribution amount: $

Recipient’s Name:

Jurisdiction:
 Federal State                   Local                    Foreign

Please specify:

Government office/position currently held by Recipient, if any:

Government office/position for which Recipient is a candidate, if any:

Have any previous contributions been made to the same Recipient in the same election? If so, list the aggregate amount of all previous contributions: $

Are you eligible to vote in the election in which the Recipient is a candidate? Yes No

All political contributions and payments must comply with applicable federal, state and local laws, rules and regulations. No pre-clearance or approval of any political contribution or payment referenced above constitutes confirmation that you or any other person or entity is in compliance with any campaign finance or other applicable laws, rules or regulations, and you are urged to consult such advisors or counsel as appropriate regarding such matters.

Signature	Date

Brown Trout Management, LLC

Exhibit I

EMPLOYMENT REPORTING FORM
 POLITICAL CONTRIBUTIONS

Name:

Please list all political contributions you have made during the last two years.

Date

Amount

Recipient
Jurisdiction (federal, state, local or foreign)

Government

Office/Position

Held by

Recipient or for which Recipient is Running

Are You Eligible to Vote for Recipient?

Please attach additional sheets if necessary.

As an employee, all political contributions need to be pre-cleared by the CCO. Further, all political contributions and payments must comply with applicable federal, state, and local laws, rules, and regulations. No pre-clearance or approval of any political contribution or payment will constitute confirmation that you or any other person or entity is in compliance with any campaign finance or other applicable laws, rules or regulations, and you are urged to consult such advisors or counsel as appropriate regarding such matters.

Signature	Date

Brown Trout Management, LLC

Exhibit J

REQUEST FOR APPROVAL OF OUTSIDE BUSINESS ACTIVITIES

Name and address of organization:

Organization’s primary business purpose:

Is the organization a publicly traded firm?                    If yes, list the stock symbol:

Describe your anticipated role with the organization:

Describe any compensation you will receive:

Describe any known relationships between Brown Trout and the organization in question, or any conflict(s) of interest you perceive regarding the outside business activity:

List any employees of Brown Trout you know to be officers or directors of the organization:

If approval is granted, I agree to:

•	Notify the CCO of any change in the above information;
•	Seek approval to retain my position if a private organization offers securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status;
•	Adhere to the insider trading policies and procedures, and not transfer any nonpublic information between perimeter or concourse and the organization; and
•	Avoid involvement in any arrangement between perimeter or concourse and the entity, and recuse myself of voting on such matters.

Signature	Date

Approval Granted by / Denied:

Signature	Date

Date of Report

Brown Trout Management, LLC

Exhibit K

CERTIFICATION AND ACKNOWLEDGEMENT OF TEMPORARY ACCESS PERSON

I certify that (1) I have received, read, and understand this Code of Ethics as well as the Compliance Manual and Trading Manual, (2) I am aware that I am subject to the spirit of this Code and the Compliance Manual and Trading Manual, (3) I will comply with the spirit of this Code and Compliance Manual and Trading Manual, (4) I will refrain from using any information obtained by virtue of my relationship with Brown Trout for personal gain.

Name:

Position:

Agency, if any:

Signature:

Date Submitted: